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                                                                      Exhibit 21

                      SUBSIDIARIES OF SPHERION CORPORATION

         Following is a list of the direct and indirect subsidiaries of Spherion Corporation, Delaware corporation. Certain inactive subsidiaries have been excluded from the list below as such subsidiaries, when considered in the aggregate as one subsidiary, would not constitute a "significant subsidiary." All active subsidiaries do business under their corporate name listed below, or close derivatives thereof, except where indicated otherwise:

Applied Internet Consultancy Group B.V.                        Netherlands
Atrium (AU-B) Pty Limited                                      Australia
Atrium (NL-A) Inc.                                             Florida
Atrium (U.S.-B) Inc.                                           Delaware
C.C. Agency Services Limited                                   United Kingdom
Comtex Information Systems, Inc.                               Delaware
Crone Corkill Limited                                          United Kingdom
Equus People Pty Ltd                                           Australia
FSS International Limited                                      United Kingdom
HCA-- Home Care Services, Inc.                                 New York
JobOptions, Inc.                                               Delaware
MTE Management Technology Education Pty Ltd                    New Zealand
NorCross Holdings LLC                                          Delaware
NorCross Teleservices L.P.                                     Delaware
Norrell Corporation                                            Delaware
Norrell Health Care of New York, Inc.                          New York
Norrell Health Care, Inc.                                      Georgia
Norrell International Ltd.                                     Nevada
Norrell Resources Corporation                                  Delaware
Norrell Services, Ltd.                                         Canada
Norrell Temporary Services, Inc.                               Georgia
Parity People Pty Ltd                                          Australia
Pec3.com. Pty Ltd                                              Australia
Plusbox Limited                                                United Kingdom
RTO Insurance Limited                                          Bermuda
Rich Field Agency, Inc.                                        Florida
Saratoga Institute, Inc.**                                     California
Spherion (ACT) Pty Ltd                                         Australia
Spherion (Europe) Inc.                                         Delaware
Spherion (Europe) Staffing Limited                             United Kingdom
Spherion (S) Pte Ltd                                           Singapore
Spherion (UK) Holdings Limited                                 United Kingdom
Spherion Assessment Inc.                                       North Carolina
Spherion Atlantic Enterprises LLC *                            Delaware
Spherion Atlantic Operations LLC *                             Delaware
Spherion Atlantic Resources LLC *                              Delaware
Spherion Atlantic Workforce LLC *                              Delaware
Spherion Australia Pty Ltd                                     Australia
Spherion Cybercentre B.V.                                      Netherlands
Spherion Education (S) Pte Ltd                                 Singapore
Spherion Education Limited                                     United Kingdom
Spherion Education Limited                                     Hong Kong
Spherion Education Pty Ltd                                     Australia
Spherion Education Pty Ltd                                     New Zealand
Spherion Financial Corporation                                 Delaware
Spherion Flex Support B.V.                                     Netherlands

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
Spherion Group Limited                                         Australia
Spherion Holdings Ltd.                                         Cayman Islands
Spherion Limited                                               Ireland
Spherion Limited                                               Hong Kong
Spherion, Ltd                                                  United Kingdom
Spherion Netherlands B.V.                                      Netherlands
Spherion On-Premise (UK) Limited                               United Kingdom
Spherion Outsourcing Solutions Pty Ltd                         Australia
Spherion Pacific Enterprises LLC *                             Delaware
Spherion Pacific Operations LLC *                              Delaware
Spherion Pacific Resources LLC *                               Delaware
Spherion Pacific Workforce LLC *                               Delaware
Spherion Panama S.A.                                           Panama
Spherion Payroll Pty Ltd                                       Australia
Spherion Receivables LLC                                       Delaware
Spherion Recruitment Group B.V.                                Netherlands
Spherion Recruitment Solutions Pty Ltd                         Australia
Spherion Recruitment Solutions Pty Ltd                         New Zealand
Spherion Technology (UK) Limited                               United Kingdom
Spherion Technology Group B.V.                                 Netherlands
Spherion Technology Group Business Solutions B.V.              Netherlands
Spherion Technology Group Development Solutions B.V.           Netherlands
Spherion Technology Group Groupware Consulting B.V.            Netherlands
Spherion Technology Group Infrastructure Solutions B.V.        Netherlands
Spherion Technology Group IQM B.V.                             Netherlands
Spherion Technology Infrastructure Solutions Limited           United Kingdom
Spherion Technology Solutions Pty Ltd                          Australia
Spherion U.S. Inc.                                             Florida
Spherion UK PLC                                                United Kingdom
Spherion Worldwide Holding B.V.                                Netherlands
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     *   Also do business as:

         Spherion - Staffing
         Spherion - Outsourcing
         Spherion - Technology
         Spherion - Professional Recruiting
         Spherion - Human Capital Consulting
         Spherion - Legal
         Norrell
         Bossler Hix

    **   Divested on February 28, 2003